Pricing Supplement No.  		MTNAA050
Dated    					March 29, 2006
Rule 424(b)(3)
File No. 					333-122925, 333-122925-01

(To Prospectus Supplement Dated June 1, 2005
	and Prospectus Dated May 3, 2005)
	$10,000,000,000
	Citigroup Funding Inc.
	Medium-Term Notes, Series A
	Due Nine Months or More From Date of Issue
	Fully and Unconditionally Guaranteed by Citigroup Inc.

			CITIGROUP FUNDING INC.


Principal Amount or Face Amount:		$ 50,000,000.00
Issue Price:						 100.00%
Proceeds to Company on original issuance:	$ 50,000,000.00
Commission:						$          0.00
Agents' capacity on original issuance:
	Citigroup Global Markets Inc.: 	$ 50,000,000.00


Citigroup Global Markets Inc.'s capacity on original issuance: As Principal If as Principal
       |x| The Registered Notes are being offered at varying prices related to prevailing market prices at the time of resale.
       | | The Registered Notes are being offered at a fixed initial public offering price 100% of Principal Amount or Face Amount.

Form of Note: 			Global
Original Issue Date:		April 6, 2006
Stated Maturity:			April 6, 2009
Specified Currency:
(If other than U.S. Dollars)
Authorized Denominations:	Minimum USD 10,000 and minimum
(If other than as set forth 	increments of USD 1,000 thereafter
in the Prospectus Supplement)

-------------------------

Floating Rate Conditions:

Interest Payment Dates:		The 6th of every Jan/Apr/Jul/Oct
					(provided such dates are Business Days
					in New York), beginning on July 6, 2006
					and ending on April 6, 2007
Accrue to Pay:  			Yes (except on April 6, 2007)
Type of Interest on Note:	Floating Rate until April 6, 2007
Base Rate: 				LIBOR Telerate
Computation of Interest:  	Actual over 360
(If other than as set forth
in the Prospectus Supplement)
Interest Reset Dates:  			Quarterly on each interest payment date
						(for Floating Rate)
Rate Determination Dates: 		Quarterly, 2 London business days prior
(If other than as set forth		to each Interest Reset Date
in the Prospectus Supplement)
Index Maturity:   			USD 3 Month LIBOR
Spread: 					+ 10 basis points
Spread Multiplier:
Change in Spread, Spread Multiplier
or Fixed Interest Rate prior
to Stated Maturity:     		No
Maximum Interest Rate:
Minimum Interest Rate:

-------------------------

Fixed Rate Conditions:

Interest Payment Dates:		The 6th of every Apr/Oct
	(provided such dates are Business Days
					in New York), beginning on October 6, 2007
					and ending on the Maturity Date
Accrue to Pay:			No
Type of Interest on Note:	Fixed Rate after April 6, 2007
Interest Rate:		 	5.60% per annum
Computation of Interest:  	30 over 360
(If other than as set forth
in the Prospectus Supplement)
Spread Multiplier:
Change in Spread, Spread Multiplier
or Fixed Interest Rate prior
to Stated Maturity:     		No
Maximum Interest Rate:
Minimum Interest Rate:

-------------------------


Calculation Agent:  			Citibank
Amortizing Note:   			No
Renewable Note: 				No
Optional Extension of Maturity: 	No

Optional Redemption:   			Yes
   Optional Redemption Dates:  	April 6, 2007 only
   Redemption Prices:  			100.00%
   Redemption:

Optional Repayment: 			No
	Optional Repayment Dates:
	Optional Repayment Prices:

Discount Note:   				No
	Total Amount of OID:
	Bond Yield to Call:
	Bond Yield to Maturity:
	Yield to Maturity:

CUSIP:  					1730T0AJ8